Filed by Mississippi Valley Bancshares, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Mississippi Valley Bancshares, Inc.
Exchange Act File No.: 0-22008

Immediately

Mark F. Furlong, Marshall & Ilsley Corporation
(414) 765-8052

Paul M. Strieker, Mississippi Valley Bancshares, Inc.
(314) 543-3505

MARSHALL & ILSLEY CORPORATION TO ACQUIRE
MISSISSIPPI VALLEY BANCSHARES, INC.

Milwaukee, WI—June 17, 2002—Marshall & Ilsley Corporation (M&I) today announced it has signed a Definitive Agreement to acquire Mississippi Valley Bancshares, Inc. (Mississippi Valley), the holding company for Southwest Bank. M&I will offer Mississippi Valley shareholders $26.25 per share in cash and, based on the closing price of M&I’s stock as of June 14, each shareholder would receive .8486 shares of M&I stock. The total value per share as of June 14 was $52.11. The stock component of the transaction is variable, based on the price of M&I’s stock prior to closing. Please refer to the attached table for additional information.

The transaction is expected to be completed by the fourth quarter of 2002, subject to shareholder and regulatory approvals, and is expected to be accretive to earnings in 2003. All amounts above reflect the two-for-one M&I stock split that is effective today.

Mississippi Valley Bancshares, Inc., with $2.0 billion in assets as of March 31, 2002, has eight offices located in St. Louis, Missouri; Belleville, Illinois; and Phoenix, Arizona.

“The Mississippi Valley franchise presents a unique opportunity for M&I as St. Louis is a vibrant center of commerce and research and offers us an opportunity to expand with a well-respected team of St. Louis bankers. This is consistent with our strategy to diversify our growth opportunities in both our banking business and Metavante, our technology company,” said Dennis J. Kuester, president and chief executive officer, Marshall & Ilsley Corporation. “Southwest Bank also has a superior customer relationship focus and philosophy on credit that is aligned with our own.”

“Partnering with M&I will let our customers use the additional products and services of a much larger bank,” said Andrew N. “Drew” Baur, chairman of Mississippi Valley Bancshares, Inc. “We had thought about this for some time, but had never before found the right partner. M&I is a very comfortable fit with Southwest Bank. They share our St. Louis values and our commitment to outstanding customer service.”

M&I plans to retain the Southwest Bank name in the St. Louis market. The bank’s Board of Directors will also remain in place to guide the efforts of the organization in line with M&I’s commitment to local involvement and decision making in the communities it serves. Andrew N. Baur, chairman of Mississippi Valley Bancshares, Inc., will join the Board of Directors of Marshall & Ilsley Corporation upon the close of the transaction.

A conference call is planned to discuss the transaction Monday, June 17 at 11:00 a.m. central daylight time. For those interested in listening, please call 1-800-243-6403 and ask for the M&I Conference Call. If you are unable to join us at this time, a replay of the call will run through June 24, 5:00 p.m., central daylight time by calling 1-800-839-6713 and entering passcode 513 93 98 to listen. The PowerPoint presentation referenced during the conference call can be accessed on the Internet at www.micorp.com, Investor Relations, Presentations. The presentation will remain on the website for approximately 30 days.

Mississippi Valley Bancshares, Inc. (NASDAQ: MVBI) is a multi-bank holding company headquartered in St. Louis, Missouri. Its wholly owned subsidiaries, Southwest Bank of St. Louis (Missouri), Southwest Bank, Belleville (Illinois) and Southwest Bank of Phoenix (Arizona), specialize in commercial lending.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wisconsin with $28.6 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 215 offices throughout the state. In addition, M&I has 25 locations throughout Arizona, 11 offices in metropolitan Minneapolis/St. Paul, Minnesota and locations in Las Vegas, Nevada and Naples, Florida. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, is a leading financial services enable—providing virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

This press release does not constitute an offer of any securities for sale. Investors and security holders are advised to read the proxy statement/prospectus regarding the transaction described in this press release when it becomes available, because it will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by M&I. Security holders may receive a free copy of the proxy statement/prospectus (when available) and other related documents filed by M&I at the Commission’s website at http:\\www.sec.gov or from M&I.

This document contains or may contain forward-looking statements about M&I, Mississippi Valley Bancshares, Inc. and the combined company which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of M&I, Mississippi Valley Bancshares, Inc. and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.

These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from the results implied in the forward-looking statements. Factors which could cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which M&I and Mississippi Valley Bancshares, Inc. do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which M&I and Mississippi Valley Bancshares, Inc. are engaged; (8) changes in the securities markets; and (9) the economic impact of terrorist attacks and similar or related events. Further information on other factors which could affect the financial results of M&I and Mississippi Valley Bancshares, Inc. after the merger are included in M&I’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http:\\www.sec.gov or from M&I.

Marshall & Ilsley Corporation’s (MI)
acquisition of
Mississippi Valley Bancshares, Inc. (MVBI)

Purchase Price Consideration	$502 million Approximately 50% cash/50% common stock

TERMS

Each MVBI shareholder has the right to elect to receive either M&I stock, cash or a mix of M&I stock and cash as follows:

$26.25 per share in either cash or M&I stock, plus shares of M&I stock or the equivalent in cash as follows:

MI STOCK PRICE
$27.94–$33.93	Fixed exchange ratio .8486 shares of MI for each share of MVBI

$23.44–$27.93	Fixed price $23.71 of M&I stock

$33.94–$38.43	Fixed price $28.80 of M&I stock

$21.44–$23.43	Fixed exchange ratio 1.0116 shares of MI for each share of MVBI

above $38.43	Fixed exchange ratio .7492 shares of MI for each share of MVBI

below $21.44	MBVI walkaway

To the extent either M&I stock or cash are oversubscribed, shareholder elections are subject to reallocation as set forth in the Merger Agreement.

FINANCIAL DATA AS OF MARCH 31, 2002

	M&I	Mississippi Valley Bancshares, Inc.
Assets	$28.6B	$2.0B
Loans	$20.0B	$1.5B
Deposits	$17.8B	$ 1.7B
Equity	$ 2.7B	$162.0M
Multiples:
Book Value		3.03x
2002		16.1 x
2003		14.4 x

MARKET INFORMATION AS OF MARCH 31, 2002

	Offices	Loans	Deposits
St. Louis, Missouri	6	$1,380M	$1,510M
Belleville, Illinois	1	$ 30M	$ 90M
Phoenix, Arizona	1	$ 80M	$ 100M

TRANSACTION INFORMATION

Expected closing date	Fourth quarter, 2002
Expected cost savings	10%
Estimated transaction costs, net tax	$18–20M
Internal rate of return	15%

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